EX-10.KK
                      SOFTWARE END-USER LICENSE AGREEMENT

                                                                   [GRAPHIC] SAP
-----------------------------------------------------------------------mySAP.com
                                SAP AMERICA, INC.
                       SOFTWARE END-USER LICENSE AGREEMENT


This Agreement is made effective as of the 15th day of May, 2002, by and between SAP America, Inc., a Delaware corporation, with offices at 3999 West Chester Pike, Newtown Square, Pennsylvania 19073 ("SAP"), and Safety-Kleen Services, Inc., a Delaware corporation, with offices at 1301 Gervais Street, Columbia, South Carolina 29201 ("Licensee").

                                     RECITAL
       WHEREAS, SAP desires to grant to Licensee, and Licensee desires to accept from SAP, a license to Use (as defined herein) SAP's proprietary Software (as defined herein) upon the terms and conditions hereinafter set forth; NOW, THEREFORE, SAP and Licensee agree as follows:

1.   DEFINITIONS.
     ------------
1.1 "AFFILIATE" means any legal entity located in the Territory directly or indirectly controlled by Licensee or Safety-Kleen Corp., the parent company of Licensee, through : (i) the holding of more than 50% of the voting securities of another company; or ii) the holding of more than 50% of the ownership interest in any other legal entity (including a partnership) providing Licensee has the right to vote or appoint a controlling number of its directors or functional equivalents. Any such entity shall be considered an Affiliate for only such time as Licensee or Safety-Kleen Corp. continues to own such equity or ownership interest. SAP agrees to negotiate in good faith to add entities on a case by case basis to this Exhibit A upon the request of Licensee. An Affiliate shall include the companies listed on Exhibit A for only such time as Licensee continues to hold the specific equity interest stated in Exhibit A.

1.2 "BLUE BUSINESS" or "CHEMICAL SERVICES DIVISION" means that organization which primarily provides hazardous and non-hazardous waste collection, treatment, recycling, disposal and destruction of hazardous and non-hazardous waste at Licensee owned and operated facilities.

1.3 "BUSINESS THIRD PARTY" means any third party that requires access to the Software in connection with the operation of Licensee's and/or its Affiliates' business including, but not limited to, customers, distributors and suppliers.

1.4 "CORRECTION LEVEL" means a change in the Software between Versions made generally available to SAP Licensees [e.g., 3.1(a)].

1.5 "DESIGNATED UNIT" means each individual computer in which the Software and Third-Party Database are installed. Designated Unit(s) may have, but the term "Designated Unit(s)" shall not include, multiple application servers directly networked to such Designated Unit(s), and terminals and personal computers directly networked to the application servers.

1.6 "DOCUMENTATION" means SAP's documentation, in any medium, which is delivered to Licensee under this Agreement, including SAP's manuals, training materials, program listings, data models, flow charts, logic diagrams, functional specifications, instructions, and complete or partial copies of the foregoing.

1.7 "EXTENSION" means an addition to the Software which does not require a Modification.

1.8 "MODIFICATION" means a change to the Software which changes the source code.

1.9 "NAMED USERS" means any combination of users licensed under this Agreement.

1.10 "NON-PRODUCTIVE USE" means Use of the Software solely for Licensee's or an authorized Affiliate's internal training, testing or developmental work.

1.11 "PRODUCTIVE USE" means Use of the Software solely to operate Licensee's or an authorized Affiliate's business.

1.12 "PROGRAM CONCEPTS" means the concepts, techniques, ideas, and know-how embodied and expressed in any computer programs or modules included in the Software, including their structure, sequence, and organization.

1.13 "PROPRIETARY INFORMATION" means: (i) with respect to SAP and SAP AG, the Software and Documentation and any complete or partial copies thereof, the Program Concepts, Third-Party Database, any other third-party software licensed with or as part of the Software, benchmark results; and (ii) information reasonably identifiable as the confidential and proprietary information of SAP or Licensee or their licensors excluding, any part of the SAP or Licensee Proprietary Information which: (a) is or becomes publicly available through no act or failure of the other party; or (b) was or is rightfully acquired by the other party from a source other than the disclosing party prior to receipt from the disclosing party; or (c) becomes independently available to the other party as a matter of right.

1.14 "RELEASE" means each issuance of the Software developed by or for SAP and/or SAP AG, excluding third party software, identified by the numeral to the left of the decimal point (e.g., 3.0).

1.15   "SAP  AG"  means  SAP   Aktiengesellschaft,   the  licensor  of  the  SAP
Proprietary Information to SAP.


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1.16   "SOFTWARE"  means (i) all software  specified  in agreed upon  Appendices hereto, developed by or for SAP and/or SAP AG and delivered to Licensee hereunder; (ii) any Releases, Versions, or Correction Levels of the Software as contemplated by this Agreement; and (iii) any complete or partial copies of any of the foregoing.

1.17 "TERRITORY" means the United States of America, Canada, Mexico and all other countries in which SAP AG has wholly owned subsidiaries, which at the time of this Agreement, included the countries specified in Exhibit B, subject to United States export control laws as specified in Exhibit C.

1.18 "THIRD-PARTY DATABASE" means third-party proprietary database software licensed through SAP to Licensee.

1.19 "USE" means to load, execute, access, employ, utilize, store, or display the Software.

1.20 "VERSION" means each issuance of each Release of the Software developed by or for SAP and/or SAP AG, excluding third party software, identified by the numeral to the right of the decimal point (e.g., 3.1).

1.21 "YELLOW BUSINESS" or "BRANCH SALES AND SERVICES DIVISION" means that organization which provides cleaner services for parts and other specialized services to automotive repair, commercial and manufacturing customers. The division provides its services primarily through a network of locations supported by accumulation centers, recycling plants, oil refining plants and pcb processing facilities.

2.     LICENSE GRANT.
       --------------
2.1    GRANT OF LICENSE.
       (a) Subject to this Agreement, SAP grants and Licensee accepts, a non-exclusive, perpetual (unless terminated in accordance with Section 5 herein) license to Use the Software, Documentation, other SAP Proprietary Information and Third-Party Database provided by SAP to Licensee, at specified site(s) within the Territory for Productive and Non-Productive Uses. This license does not permit Licensee to: (i) Use the Software and Third-Party Database for a service bureau application; (ii) sublicense or rent the Software or Third-Party Database; or (iii) provide training to any third party except as specifically permitted hereunder.

       (b) Licensee agrees to install the Software and Third-Party Database only on Designated Unit(s), intranet server(s) or internet server(s) as identified by Licensee pursuant to this Agreement and which have been previously approved by SAP in writing or otherwise officially made known to the public as appropriate for Use or interoperation with the Software and Third Party Database [such as through the Documentation or as found on SAPNet site (http://www.sap.com/service /index.htm)]. Any individuals directly or indirectly accessing the Software on behalf of Licensee, its Affiliates or Business Third Parties must be licensed as Named Users. The maximum number of Named Users (or other relevant metric) licensed to directly or indirectly access the Software, and/or Third Party Database, shall be specified in Appendices to this Agreement. Access by non-Named Users may be authorized provided the appropriate Software is licensed in Appendices hereto. Licensee shall promptly provide written notice to SAP if the number of Named Users or other relevant metric exceeds such maximum numbers.

       (c) Licensee may transfer the Software and Third-Party Database from one Designated Unit to another at no additional license fee except for surcharges for specific installation locations as stated in Exhibit C, and shall provide written notice to SAP within fifteen business days of such installation. Licensee shall be responsible for the cost of any migration tools, Third-Party Database costs, third-party software or additional Software required for the new Designated Unit. The Software and Third-Party Database must be promptly deleted in their entirety from the Designated Unit no longer in Use and from each back-up copy for that Designated Unit.

       (d) Licensee may install or have installed the Software and any Third Party Database on any reasonable number of Designated Units as necessary for Licensee to exercise its rights hereunder.

       (e) Licensee may permit the services provider(s) reasonably selected by Licensee ("Outsourcers") to access the Software and Third Party Database solely for the purpose of providing facility, systems, outsourcing, development, implementation, processing, maintenance, support or other similar service, or disaster recovery services to Licensee, its Affiliates, and those parties identified in and in the manner provided in Section 10.3 in connection with the business of Licensee for which the Software is herein licensed PROVIDED: (i) SAP, Licensee, and such services provider execute a Confidentiality Agreement in the form attached as Exhibit D or a form which is materially equivalent to Exhibit D prior to such access; prior to such access; (ii) all employees of such services provider authorized to access the Software shall be considered Users;
(iii) such services provider shall be permitted to Use the Software solely to operate the business of Licensee, its Affiliates, and those parties identified in and in the manner provided in Section 10.3 as set forth herein, (or in the case of a disaster recovery vendor, to provide disaster recovery services only);
(iv) under no circumstances may such services provider Use the Software to operate or provide processing services to any other party, or in connection with such services provider's own business operations; (v) Licensee shall be responsible for any additional Software, migration tools, or third party software needed to effect such transition; and (vi) Licensee expressly agrees to indemnify SAP, its officers, employees, agents and subcontractors from and against all claims, liabilities, losses, damages and costs (including reasonable attorney fees) suffered by SAP arising form a breach by the services provider of the conditions of this Agreement or the Confidentiality Agreement

2.2 AUTHORIZATION OF AFFILIATES TO USE THE SOFTWARE. Affiliates shall be authorized to Use the Software and Third-Party Database; PROVIDED that: (i) each Affiliate shall first sign and deliver to SAP its agreement to be bound by the terms herein in the form of Exhibit E attached hereto; and (ii) such Use shall be subject to the following: (A) Licensee accepts responsibility for the acts or omissions of


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such Affiliate as if they were Licensee's acts or omissions;  (B) Licensee shall indemnify SAP against losses or damages suffered by SAP arising from breach of this Agreement by any such Affiliate as if effected by Licensee; and (C) such Use shall not constitute an unauthorized exportation of any SAP Proprietary Information under U.S. Government laws and regulations.

2.3 AUTHORIZATION OF BUSINESS THIRD PARTIES TO ACCESS THE SOFTWARE. Business Third Parties may have access to the Software provided (i) each Business Third Party accessing the Software shall execute a confidentiality agreement pursuant to Section 6.2 herein; (ii) all individuals directly or indirectly accessing the Software on behalf of Business Third Parties shall be licensed as Named Users;
(iii) Business Third Parties are expressly limited to screen access to the Software; (iv) in no circumstances may Business Third Parties have access to Software source code; (v) in no circumstances shall Business Third Parties Use the Software to operate or manage the business of such Business Third Parties
(vi) such Use shall be subject to the following: (A) Licensee accepts responsibility for the acts or omissions of such Business Third Parties as if they were Licensee's acts or omissions; (B) Licensee shall indemnify SAP against losses or damages suffered by SAP arising from breach of this Agreement by any such Business Third Party as if effected by Licensee; and (C) such Use shall not constitute an unauthorized exportation of any SAP Proprietary Information under U.S. Government laws and regulations.

2.4 AUDIT RIGHT. Upon SAP's reasonable request, which shall not occur more than once annually, Licensee shall deliver to SAP a report, as defined by SAP, evidencing Licensee's usage of the Software licensed under this Agreement. Should Licensee fail to produce such report within a reasonable period of time, SAP (or its authorized representative) reserves the right to access Licensee's Software installation(s) during normal business hours to generate a usage report and Licensee shall pay SAP's reasonable costs of generating such report. In the event an audit reveals Licensee's non-compliance with the terms of the Agreement or if SAP has a good faith reason to believe that the usage report generated by Licensee is inaccurate, SAP shall be permitted to perform a re-audit notwithstanding the one audit per year limitation.

       (a) In the event Licensee does not provide the report as required above, during normal business hours and at any time during which the Software, Documentation, Third-Party Database, or other SAP Proprietary Information are being utilized, SAP, or its authorized representative or licensors, shall have the right during normal business hours upon reasonable advance notice to audit and inspect Licensee's or any Affiliate's utilization of such items, in order to verify compliance with the terms of this Agreement. SAP agrees to adhere to any reasonable governmental and/or Licensee security rules and regulations governing access to any Licensee Designated Site or Designated Unit(s) used by Licensee.

       (b) In the event an audit reveals that Licensee underpaid License and/or Maintenance Fees to SAP, Licensee shall pay such underpaid fees based on the prices and conditions stated in Appendices to this Agreement..

       (c) If SAP Proprietary Information is given to Business Third Parties pursuant to this Agreement, Licensee shall secure the right for SAP to audit such Business Third Party as specified in this Section. Upon SAP's reasonable request, Licensee shall deliver to SAP a report, as defined by SAP, evidencing Licensee's Usage of the Software licensed under this Agreement.

2.5 ARCHIVAL COPY; RESTRICTION ON COPIES; LEGENDS TO BE REPRODUCED. Licensee may make one (1) copy of the Software for archival purposes and such number of backup copies of the Software as are consistent with Licensee's normal periodic backup procedures. Licensee shall maintain a log of the number and location of all originals and copies of the Software. Licensee may reproduce or copy any portion of the Documentation into machine-readable or printed form for its internal use and only as required to exercise its rights hereunder. Licensee shall include, and shall under no circumstances remove, SAP's and its licensors' copyright, trademark, service mark, and other proprietary notices on any complete or partial copies of the Software, Documentation, Third-Party Database, or SAP Proprietary Information in the same form and location as the notice appears on the original work. The inclusion of a copyright notice on any portion of the Software, Documentation, Third-Party Database, or SAP Proprietary Information shall not cause or be construed to cause it to be a published work.

2.6 LICENSE FOR THIRD-PARTY DATABASE. The Software requires a third-party database which may be licensed through SAP or directly from a third-party database licensor approved by SAP. In the event Licensee obtains a license directly from a third-party database licensor, any restrictions imposed on Licensee directly by such third-party database licensor shall apply. SAP makes no representations or warranties as to the Third-Party Database or its operation.

3.     DELIVERY.  The licensed Software in  machine-readable  format (including,
       ---------
currently, the Software's application source code. Source code for the basis system, however, shall not be delivered except as may be provided for in Section
11), and the Documentation, shall be delivered as specified in Appendices hereto ("Delivery"). Licensee shall be responsible for installation of the Software. At Licensee's request, and in accordance with the terms of this Agreement and a Professional Services Agreement to be negotiated, Licensee may elect and SAP may agree to provide pre-installation support, installation support, consulting and training services ("Services") for the Software licensed hereunder.

4.     PRICE AND PAYMENT.
       ------------------
4.1 LICENSE FEES. In consideration of the license granted hereunder, Licensee shall pay to SAP license fees for the Software on such terms as set forth in Appendices hereto ("License Fees"). Fees for Maintenance ("Maintenance Fees") shall be paid as set forth in Appendices hereto. Fees for Professional Services ("Consulting Fees") shall be paid as set forth in a Professional Services Agreement. SAP's preferred method of receiving payment for all fees invoiced under this Agreement are by ACH or wire transfer to the SAP account listed on the invoice. Any fees Licensee does not pay when due and not disputed in good faith shall accrue interest at the rate of 18% per annum, but not to exceed the maximum amount as allowed by law. Licensee also agrees to pay SAP all reasonable costs and expenses of collection, including attorneys' fees.

4.2 TAXES. Fees and other charges described in this Agreement, or in SAP's most recent List of Prices and Conditions, do not include federal, state or local sales, use, property, excise, service, or similar taxes now or hereafter levied as a direct result of the Software license transactions as contemplated by this Agreement ("Tax(es)"), all of which shall be for Licensee's account. With respect to state/local sales tax, direct pay permits or a valid tax-exempt certificates must be provided to SAP prior to the execution of this Agreement. If SAP is required to pay Taxes (excepting taxes on SAP's income or franchise taxes), SAP shall invoice Licensee for such Taxes. Licensee hereby agrees to indemnify SAP for and hold it harmless from any Taxes and related costs, interest and penalties paid or payable by SAP, including late fees provided SAP timely invoices Licensee for such taxes and timely remits such payments made by Licensee to the applicable taxing authority.

5.     TERM AND TERMINATION.
       ---------------------
5.1 TERM. This Agreement and the license granted hereunder shall become effective as of the date first set forth above and shall continue in effect thereafter unless terminated under Section 5.2 .

5.2 TERMINATION. This Agreement and the license granted hereunder shall terminate upon the earliest to occur of the following: (i) sixty (60) days after Licensee gives SAP written notice of Licensee's desire to terminate this Agreement, for any reason, but only after payment of all License and Maintenance Fees then due and owing; (ii) sixty (60) days after SAP gives Licensee notice of Licensee's material breach of any provision of the Agreement (other than Licensee's breach of its obligations under Sections 6) including more than sixty
(60) days delinquency in Licensee's payment of any money due hereunder not disputed in good faith, unless Licensee has cured such breach during such sixty
(60) day period; or (iii) ten (10) days after SAP gives Licensee notice of Licensee's material breach of Section 6 unless Licensee has cured such breach during such ten (10) day period; (iv) immediately upon the occurrence of any of the following events, which exist as to Licensee and remain uncured for a period of more than thirty (30) days: (A) entry of an order for relief under Chapter 11 of the United States Code, appointment of a receiver or trustee in bankruptcy of Licensee's business or property, or an action under any state insolvency or similar law for the purpose of bankruptcy, reorganization, or liquidation, unless within the specified thirty (30) day period, Licensee, its receiver, or its trustee in bankruptcy provides to SAP adequate written assurances, reasonably acceptable to SAP, of Licensee's continuing ability and willingness to fulfill all of its obligations under the Agreement; (B) the making of an assignment for the benefit of creditors; or (C) Licensee's insolvency which means Licensee demonstrates an inability to meet its obligations under this Agreement when due. Notwithstanding the preceding (iv), SAP acknowledges and agrees that the current Chapter 11 bankruptcy proceeding, filed in the United States Bankruptcy Court for the District of Delaware, shall not be deemed a qualifying event under this section (iv)(A) however SAP in making this acknowledgement does not waive any rights it may have under applicable bankruptcy or other laws.

5.3 EFFECT OF TERMINATION. Upon any termination of this Agreement: Sections 2.4, 4, 6, 7.6, 8, 9, 12.5, 12.6 and 12.7 shall survive such termination; Licensee's rights under Section 2 shall immediately cease; and SAP and Licensee each shall promptly perform its obligations under Section 5.4. In the event of any termination hereunder, Licensee shall not be entitled to any refund of any payments made by Licensee. Termination of Maintenance or professional services provided to Licensee by SAP shall not terminate the license granted in Section 2 herein.

5.4 DUTIES UPON TERMINATION. Upon any termination hereunder, Licensee and its authorized Affiliates shall immediately cease Use of all SAP Proprietary Information and shall irretrievably delete and/or remove such items from all computer hardware and storage media. Notwithstanding the foregoing, in the event SAP is in material breach of the Agreement and the Agreement is terminated by Licensee, Licensee shall: (a) discontinue Use of the Software and all of the SAP Proprietary Information; (b) destroy or return, as provided herein, the CDs of the Software and all of the SAP Proprietary Information; and (c) reasonably destroy or delete the Software and all SAP Proprietary Information from the archival and backup copies. Within thirty (30) days after any termination, Licensee shall deliver to SAP at Licensee's expense (adequately packaged and insured for safe delivery) or destroy all copies of the SAP Proprietary Information. Licensee agrees an officer of Licensee's organization shall certify in writing to SAP that it and each of its authorized Affiliates has performed the foregoing. Within thirty (30) days after any termination, SAP shall return the Licensee Proprietary Information to Licensee.

6.     PROPRIETARY RIGHTS.
       -------------------
6.1    SAP PROPRIETARY INFORMATION.

       (a) Licensee acknowledges that ownership of and title in and to all intellectual property rights, including patent, trademark, service mark, copyright, and trade secret rights, in the SAP Proprietary Information are and shall remain in SAP and its licensors. Licensee acquires only the right to Use the SAP Proprietary Information and does not acquire any ownership rights or title in or to the SAP Proprietary Information and that of SAP's licensors.

       (b) Licensee shall not copy, translate, disassemble, or decompile, nor create or attempt to create, by reverse engineering or otherwise, the source code from the object code of the Software. In the event source code is provided to Licensee, SAP, in its sole discretion, reserves the right to delete, or to require the deletion of, such source code and all copies thereof in Licensee's possession or control whenever a future Release, Version, or Correction Level provides for like functionality in an object code format. Subject to the Licensee receiving Maintenance, SAP will not, however, delete or require deletion of such source code and all copies thereof unless or until the parties mutually agree upon the migration to a future Release, Version, or Correction Level.

       (c) Subject to Section 6.3(b), all Modifications and Extensions to the Software and Documentation shall be considered part of the Software and Documentation for purposes of this Section 6.

6.2 PROTECTION OF PROPRIETARY INFORMATION. In order to protect the rights of SAP and its licensors and Licensee in their respective Proprietary Information, SAP and Licensee agree to take all reasonable steps and the same protective precautions to protect the Proprietary Information from disclosure to third parties as with its own proprietary and confidential information. Neither party shall,


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without the other party's  prior written  consent,  disclose,  provide,  or make available any of the Proprietary Information of the other party in any form to any person, except to its bona fide employees, officers, directors, consultants, service providers or third parties whose access is necessary to enable such party to exercise its rights hereunder. Each party agrees that prior to disclosing any Proprietary Information of the other party to any third party, it will obtain from that third party a written acknowledgment that such third party will be bound by the same terms as specified in this Section 6 with respect to the Proprietary Information and naming SAP or Licensee, as the case may be, as a third party beneficiary. To the extent any Proprietary Information is required to be disclosed pursuant to a requirement of a government agency, a court exercising proper jurisdiction, or by operation of law, rule, or regulation the disclosing party may make such disclosure provided that the disclosing party will promptly notify the other party in writing prior to making any such disclosure in order to facilitate the non-disclosing party seeking a protective order or other appropriate remedy from the proper authority. The disclosing party agrees to cooperate with the other party in seeking such order or other remedy. The disclosing party further agrees that if the other party is not successful in precluding the requesting legal body from requiring the disclosure of the Proprietary Information, it will furnish only that portion of the Proprietary Information which is, in the opinion of its counsel, required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Proprietary Information.

6.3    MODIFICATIONS AND EXTENSIONS.
       (a) Licensee and at Licensee's direction, its authorized Affiliates and Outsourcers may make Modifications and Extensions to the Software developed by or for SAP and/or SAP AG other than third party software, for Use on the Designated Unit(s) under the terms set forth in this section. Licensee shall register all Modifications to the Software with SAP prior to making such Modifications through the SAPNet R/3 Frontend [formerly known as On-line Software Services (OSS)]. Licensee agrees to insert in all copies of the Software as modified all copyright, trade secret, or other notices thereon or therein as SAP may from time to time direct.

       (b)   In the event  Licensee  without  SAP's participation  develops  any
Modification or Extension (hereinafter referred to as "Licensee Extension" or "Licensee Modification") to the Software, Licensee shall have all rights, title, and interest in such Licensee Modification or Licensee Extension subject to SAP's rights in the Software. Such Licensee Extension or Licensee Modification shall be Licensee's Proprietary Information subject to SAP's rights in the Software. Licensee agrees to offer SAP the first right to negotiate a license to or assignment of such Licensee Modification or Licensee Extension and the parties agree to negotiate such rights in good faith. Should Licensee desire to initiate such negotiation, Licensee shall provide to SAP all documentation and material pertaining to such Licensee Modification or Licensee Extension necessary to permit SAP to determine if it desires to exercise its right to negotiate. SAP shall advise Licensee of its decision within 120 days after receipt of all such information. In the event SAP declines or fails to exercise its right to negotiate, within the 120 day period, Licensee shall be free to enter into an agreement with a third party on terms no more favorable than those offered to SAP. Licensee agrees that prior to SAP's waiver of its first right to negotiate, such Licensee Modification or Licensee Extension will be used solely in connection with Licensee and its Affiliates' business operations, and that such Licensee Modification or Licensee Extension will not be marketed, licensed or sublicensed, sold, assigned, or otherwise transferred or made available to any third party or other entity except as expressly permitted in this Agreement, including Section 2 and Section 10 of this Agreement .

       (c) Unless otherwise agreed to in writing by the parties, in the event SAP develops either independently, or jointly with Licensee, any Modification or Extension to the licensed Software, such Modification or Extension and all rights associated therewith will be the exclusive property of SAP and SAP AG, and Licensee will not grant, either expressly or impliedly, any rights, title, interest, or licenses to such Modifications or Extensions to any third party. Licensee shall be entitled to Use such Modifications and Extensions developed for or with Licensee on the Designated Unit(s) under the terms set forth in this Agreement. Licensee agrees to assign all right, title and interest in and to jointly developed Modifications and Extensions to SAP. Licensee agrees to execute, acknowledge and deliver to SAP all documents and do all reasonable things necessary, at SAP's expense, to enable SAP to obtain and secure such Modifications or Extensions throughout the world. Licensee agrees to take all reasonable action within its control to secure the necessary rights and obligations from relevant employees, or third parties in order to satisfy the above obligations.

       (d) The parties hereto agree that the granting of any rights, title, or interest to Licensee in any Modification or Extension shall not be construed by the parties hereto, any court of law or equity, or any arbitration panel to mean that SAP has granted or given up any rights, title, or interest in or to the SAP Proprietary Information.

       (e) Licensee agrees not to take any action that would limit SAP's independent development, sale, assignment, licensing or use of its own Software or Modifications or Extensions thereto. Notwithstanding the foregoing, in the event SAP does not exercise its first right of refusal or waives such right, Licensee may sell, assign or license the Licensee Modification or Licensee Extension without being in breach of the Agreement.

7.     PERFORMANCE WARRANTY.
       ---------------------
7.1 WARRANTY PERIOD; WARRANTY. SAP warrants that the Software will materially conform to the functional specifications contained in the Documentation for six
(6) months following Delivery (the "Warranty Period") when Used without material alteration on the Designated Unit(s). SAP's warranty is subject to Licensee providing SAP necessary access, including remote access, to the Software. Licensee shall provide SAP with sufficient test time and support on Licensee's Designated Unit(s) to correct the defect. SAP shall use its commercially reasonable efforts to effect a satisfactory remedy within a reasonable time period after its receipt of notice as specified herein. Services to be provided by SAP during the Warranty Period shall include Maintenance Services described in the attached Maintenance Schedule. In the event any SAP Consultant must travel to Licensee's facilities during the Warranty Period to ensure that the Software will materially conform to the functional specifications contained in the Documentation during the Warranty Period, such Consultant's expense shall be borne by SAP.

7.2    SCOPE OF WARRANTY.
       (a) The warranty set forth in this Section 7 shall not apply: (i) if the Software is not used in accordance with the Documentation; or (ii) unless otherwise agreed to in writing by the parties to any Extensions or Modifications; or (iii) if the defect is caused by a Modification or Extension, Licensee, or a third-party software malfunction.

       (b) SAP does not warrant that the Software will operate uninterrupted or that it will be free from minor defects or errors which do not materially affect such performance or that the applications contained in the Software are designed to meet all of Licensee's or its authorized Affiliates' business requirements.

7.3 DISABLING CODE. SAP warrants that it has taken reasonable steps to test the Software licensed pursuant this Appendix for Disabling Code (as defined herein) and to the best of its knowledge, the Software is free of Disabling Code as of the date of delivery by SAP. SAP further warrants that it will take reasonable steps to test each future Release, Version, and Correction Level for Disabling Code. Disabling Code is defined as computer instructions that alter, destroy or inhibit the licensed Software and/or Licensee's processing environment, including but not limited to other program's data storage and computer libraries, programs that self-replicate without manual intervention, instructions programmed to activate at a predetermined time upon a specified event, and/or programs purporting to do a meaningful function but designed for a different function. It is agreed this Section does not include screen lock-out features for: (i) Users in excess of the number of Users authorized under this Agreement; (ii) Use of an unauthorized copy of the Software; or (iii) unauthorized Modifications or Extensions.

7.4 VIRUS PROTECTION. SAP warrants that it has taken reasonable steps to ensure that the Software licensed under the Appendix (or Appendices) is free from Computer Virus at the time of delivery by SAP. SAP further warrants that it will take reasonable steps to test each future Release, Version, and Correction Level for Computer Virus. "Computer Virus" is defined as a computer program attached to or a section of code hidden within the Software that performs a function unauthorized by the Software Documentation which adversely affects the Software or Licensee's computer systems.

7.5 YEAR 2000 WARRANTY. SAP warrants that the Software during the term of this Agreement shall be "Millennium Compliant". As used in this Agreement, "Millennium Compliant" shall mean the ability of the Software to consistently and accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with Documentation. "Millennium Compliant" shall include, without limitation, the ability of the Software to provide the following functions: (i) consistently and accurately handle information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) function accurately in accordance with the Documentation before, during, and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) receive, process, store and provide output of date information in ways that are unambiguous and accurate as to century.

7.6 EXPRESS DISCLAIMER. SAP AND ITS LICENSORS DISCLAIM ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT TO THE EXTENT THAT ANY WARRANTIES IMPLIED BY LAW CANNOT BE VALIDLY WAIVED.

8.     INDEMNIFICATION.
       ----------------
8.1 SAP REPRESENTATION. SAP represents that its licensors own the Proprietary Information licensed by SAP hereunder, including all intellectual property rights therein, and that SAP has all rights from its licensors necessary to license, in accordance with the terms of this Agreement, such Proprietary Information to Licensee.

8.2 NO REPRESENTATION REGARDING COMBINATION USE. SAP and its licensors make no representation with respect to the possibility of infringement by Combination Use of the Software. The parties agree that SAP has no duty to investigate nor to warn Licensee of any such possibility. Provided, however, that in the event that SAP has actual knowledge of an infringement resulting from Combination Use, SAP will use reasonable efforts to notify Licensee. "Combination Use" means Use of the Software in conjunction with any of the following, unless such Use is prescribed in the Documentation: (i) any software other than the Software or Third Party Database; (ii) any apparatus other than a Designated Unit; and/or
(iii) any activities of Licensee or its authorized Affiliates not licensed under this Agreement.

8.3    INDEMNIFICATION OF LICENSEE.

       (a) Except for Combination Use, SAP shall indemnify Licensee and its authorized Affiliates (for purposes of this Section "Licensee") against all claims, liabilities, and costs, including reasonable attorneys' fees, reasonably incurred in the defense of any claim brought against Licensee in the Territory by third parties alleging that Licensee's Use of the Software and Documentation infringes or misappropriates: (i) any United States or German patent; or (ii) a copyright; or (iii) trade secret rights; or (iv) any trademark rights; provided that, Licensee promptly notifies SAP in writing of any such claim (Licensee's failure to notify SAP of any such claim will not relieve SAP of its obligations under this Section 8.3(a) except to the extent SAP is prejudiced thereby) and SAP is permitted to control fully the defense and any settlement of such claim as long as such settlement shall not include a financial obligation on Licensee. Licensee shall cooperate fully in the defense of such claim at SAP's expense, and may appear, at its own expense, through counsel reasonably acceptable to SAP. SAP may, in its sole discretion, settle any such claim on a basis requiring SAP to substitute for the Software and Documentation alternative substantially equivalent non-infringing programs and supporting documentation. In the event Licensee contends such Software and/or Documentation is not substantially equivalent non-infringing programs and/or supporting documentation, a senior manager from each party agree to meet at a mutually agreed place and time to resolve such dispute.

       (b) Except for Combination Use, SAP shall indemnify Licensee and its authorized Affiliates (for purposes of this Section "Licensee") up to the amount of License Fees paid under this Agreement, against all claims, liabilities, judgments, settlements, and costs, including reasonable attorneys' fees, reasonably incurred in the defense of any claim brought against Licensee in the Territory by third parties alleging that Licensee's Use of the Software and Documentation infringes or misappropriates any right of a third party pertaining to: (i) any Canadian or Mexican patent PROVIDED that, Licensee promptly notifies SAP in writing of any such claim (Licensee's failure to notify SAP of any such claim will not relieve SAP of its obligations under this Section 8.3(b) except to the extent SAP is prejudiced thereby) and SAP is permitted to control fully the defense and any settlement of such claim as long as such settlement shall not impose a financial obligation on Licensee. Licensee shall cooperate fully in the defense of such claim at SAP's expense, and may appear with its own counsel, at its own expense. SAP may, in its sole discretion, settle any such claim on a basis requiring SAP to substitute for the Software and Documentation alternative substantially equivalent non-infringing programs and supporting documentation. In the event Licensee contends such Software and/or Documentation is not substantially equivalent non-infringing programs and/or supporting documen-tation, a senior manager from each party agree to meet at a mutually agreed place and time to resolve such dispute.

       (c) In the event that any preliminary injunction, temporary restraining order or final injunction shall be obtained in the Territory preventing or otherwise limiting Licensee's exercise of its rights under this Agreement, SAP shall, in addition to its obligations under Sections 8.3(a) and 8.3(b) above, at its sole option and expense, either: (i) obtain the right for continued use of the infringing Software or Documentation; or (ii) modify the infringing Software and Documentation to avoid such infringement while obtaining at least functionally equivalent and non-infringing functionality; or (iii) substitute for the Software and Documentation alternative functionally equivalent and non-infringing software and supporting documentation; or (iv) after using commercially reasonable efforts to provide (i), (ii), or (iii) above, provide a refund to Licensee of paid License Fees for that part of the Software subject to such claim of infringement, (unless such part is an integral function of the Software, in which SAP will refund all paid License Fees). All such refunds shall be depreciated on a seven (7) year straight line basis.

8.4 INDEMNIFICATION OF SAP. Licensee shall indemnify SAP, and its licensors, against all third party claims, liabilities, and costs, including reasonable legal fees, reasonably incurred in the defense of any claim (other than for the infringement of intellectual property rights specified in Section 8.3 above), arising out of Licensee's unauthorized Use of the Software, Documentation, Third-Party Database, and other SAP Proprietary Information, licensed under this Agreement, PROVIDED that, SAP promptly notifies Licensee in writing of such claim and that Licensee is permitted to control fully the defense and any settlement of the claim.

8.5 SAP'S RIGHT TO COMMENCE INFRINGEMENT ACTIONS. SAP alone shall be responsible for taking such actions which it determines are reasonably necessary or desirable in its sole discretion in connection with any infringement or alleged infringement by a third party of any portion of the Software and Documentation. Licensee shall not undertake any action in response to any infringement or alleged infringement of the Software and Documentation without the prior written consent of SAP, which consent shall not be unreasonably withheld. Licensee agrees to cooperate with and assist SAP by taking whatever action which SAP determines to be reasonably necessary or desirable. SAP shall reimburse Licensee for all reasonable out-of-pocket costs including reasonable legal fees incurred by Licensee in providing such cooperation.

8.6 SAP'S DUTY TO INDEMNIFY LICENSEE. THE PROVISIONS OF THIS SECTION 8 STATE THE SOLE, EXCLUSIVE, AND ENTIRE LIABILITY OF SAP AND ITS LICENSORS TO LICENSEE, AND IS LICENSEE'S SOLE REMEDY WITH RESPECT TO THE INFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

9.     LIMITATIONS OF LIABILITY.
       -------------------------
9.1 LICENSEE'S REMEDIES. Other than as provided for in Section 8.3 and 9.3, but subject to the limitation in Section 9.3 herein, Licensee's sole and exclusive remedies for any damages or loss in any way connected with the Software or Services furnished by SAP and its licensors, whether due to SAP's negligence or breach of any other duty, shall be, at SAP's option: (i) SAP shall use commercially reasonably efforts to bring the performance of the Software into substantial compliance with the functional specifications; (ii) re-performance of Services; or (iii) after using commercially reasonable efforts to provide (i) and (ii), return of an appropriate portion of any payment made by Licensee with respect to the applicable portion of the Software (unless such part is an integral function of the Software, in which SAP will refund all paid License Fees depreciated on a seven (7) year straight line basis) or Services.

9.2 SAP NOT RESPONSIBLE. SAP will not be responsible under this Agreement for: (i) unless otherwise agreed to in writing by the parties, any alteration of the Software to fit the particular requirements of Licensee; or (ii) unless otherwise agreed to in writing by the parties, the correction of any defects resulting from Modifications or Extensions; (iii) or as a result of misuse of the Software by Licensee; or (iv) preparation or conversion of data into the form required for use with the Software or (v) ensuring the security of Licensee's networked installation of the Software. THE SOFTWARE IS NOT SPECIFICALLY DEVELOPED OR LICENSED HEREUNDER FOR USE IN ANY DIRECT AND ACTIVE OPERATIONS OF ANY EQUIPMENT IN ANY NUCLEAR, AVIATION, MASS TRANSIT, OR MEDICAL APPLICATIONS, OR IN ANY OTHER INHERENTLY DANGEROUS APPLICATIONS. THE PARTIES HERETO AGREE THAT USE OF THE SOFTWARE AND THIRD-PARTY SOFTWARE FOR FINANCIAL APPLICATION PURPOSES OR SUCH OTHER ADMINISTRATIVE PURPOSES SHALL NOT BE DEEMED INHERENTLY DANGEROUS APPLICATIONS IF SUCH USE DOES NOT AFFECT THE OPERATIONS OR MAINTENANCE OF SUCH EQUIPMENT. SAP AND ITS LICENSORS SHALL NOT BE LIABLE FOR ANY CLAIMS OR DAMAGES ARISING FROM INHERENTLY DANGEROUS USE OF THE SOFTWARE AND/OR THIRD-PARTY SOFTWARE LICENSED HEREUNDER.

9.3 LIMITATION OF LIABILITY. ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, EXCEPT FOR DAMAGES RESULTING FROM UNAUTHORIZED USE OR DISCLOSURE OF THE PROPRIETARY INFORMATION, UNDER NO CIRCUMSTANCES SHALL SAP ITS LICENSORS OR LICENSEE BE LIABLE TO EACH OTHER OR ANY OTHER PERSON OR ENTITY FOR AN AMOUNT OF DAMAGES IN EXCESS OF THE PAID LICENSE FEES (EXCEPT FOR SAP'S INDEMNITY OBLIGATIONS PURSUANT TO SECTION 8.3(a), IN WHICH CASE THE AMOUNT OF DAMAGES SHALL NOT EXCEED THREE (3) TIMES THE PAID LICENSE FEES) OR BE LIABLE IN ANY AMOUNT FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOOD WILL OR BUSINESS PROFITS, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, OR EXEMPLARY OR PUNITIVE DAMAGES. The provisions of the Agreement allocate the risks between SAP and Licensee. The License Fees reflect this allocation of risk and the limitations of liability herein.

The foregoing  limitation of liability an direct  damages only does not apply to
(i) personal injury or death caused by the negligence or willful misconduct of SAP; or (ii) tangible property damage up to the amount by which such damage is paid by SAP's liability insurance which is currently not less than $1,000,000.00 per occurrence, with $5,000,000.00 umbrella coverage. SAP represents herein such coverage will not be reduced during the term of this Agreement without first providing Licensee prior written notice.

9.4 SEVERABILITY OF ACTIONS. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.

10.    ASSIGNMENT.
       -----------
10.1 Except as expressly set forth in this Agreement Licensee may not, without SAP's prior written consent, which shall not be unreasonably withheld assign, delegate, pledge, or otherwise transfer this Agreement, or any of its rights or obligations under this Agreement, or the SAP Proprietary Information, to any party (including any Affiliate), whether voluntary or by operation of law, including by way of sale of assets, merger or consolidation. Except with respect to any assignment permitted by Section 10.2 or 10.4, or unless otherwise agreed to by SAP in writing, any permitted assignment of this Agreement shall provide that the provisions of this Agreement shall continue in full force and effect and that Licensee shall guaranty the performance of its assignee and shall remain liable for all obligations hereunder. SAP may assign this Agreement to SAP AG. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.2 SALE OF LICENSEE. Notwithstanding 10.1 above, Licensee shall have the right to assign this Agreement (excluding all third-party software and Third Party Database (SAP however, will assist Licensee's efforts to assign such third-party software and Third-Party Database)) at no additional license fee to any entity which acquires all or substantially all of Licensee's operating assets, or to any entity which acquires all or substantially all of operating assets of Safety-Kleen Corp., Licensee's parent company, or to any entity incorporated in the United States which acquires all or substantially all of operating assets of the Blue Business or the Yellow Business, provided however that at the time of the acquisition Licensee is wholly owned by Safety-Kleen Corp., or, in the event Licensee is merged or reorganized pursuant to any plan of merger or reorganization, subject to the condition that Licensee provides SAP with: (i) a statement, signed on behalf of the Assignee, that such Assignee agrees to abide by the terms of this Agreement; (ii) evidence, reasonably satisfactory to SAP, of such Assignee's corporate authority to enter into this Agreement; and (iii) a copy of the Assignee's most current financial statement, in accordance with generally accepted accounting principals consistently applied, showing that such Assignee has a minimum net worth, sufficient in SAP's sole but reasonable judgment, to allow Assignee to perform its obligations under this Agreement. SAP acknowledges that Licensee is evaluating numerous restructuring alternatives, including those described in the immediately preceding sentence.

10.3 SALE OF LICENSEE BUSINESS UNIT - TRANSITIONAL SERVICES. Should Licensee or Licensee's parent company Safety-Kleen Corp., from time to time, sell or otherwise transfer the assets (whether all or a part of such assets) or equity ownership of the Blue Business, the Yellow Business, any Affiliate, or any division or business unit of Licensee or any of its Affiliates (each hereafter referred to as "Business Unit"), and as part of such transfer Licensee agrees to provide transitional services to the Business Unit in connection with the transfer of such Business Unit, including the use of Software by Licensee for such Business Unit, then Licensee shall have the right, either directly or through its permitted service providers, to do so for a period of seven (7) months after the completion of any such transfer with no additional payment to SAP. If Licensee, as part of any agreement with such Business Unit, is required to provide such services for a period beyond seven (7) months, then Licensee shall have the right to so provide such services for up to an additional five
(5) month period subject to a mutually agreed upon payment to SAP. Upon Licensee no longer providing services to such Business Unit pursuant to this provision, SAP agrees that SAP will offer to license the Software to such Business Unit on SAP's then current prices and terms and conditions in effect. SAP acknowledges that Licensee is evaluating numerous restructuring alternatives which may require such transitional services.

10.4   SALE OF LICENSEE  BUSINESS  UNIT - ASSIGNMENT  OF USERS.  Notwithstanding
10.1 above, Licensee shall have the right to transfer Users under this Agreement (excluding all third-party software) to any entity incorporated in the United States, Canada, or Mexico which acquires a Business Unit (as defined in Section 10.3), subject to the following conditions: (1) Licensee provides SAP with prior written notice of such transfer specifying the number and type of users being transferred; (2) Licensee provides SAP with a copy of the Transferee's most current financial statements, in accordance with generally accepted accounting principals consistently applied, showing that such Transferee has a minimum net worth, sufficient in SAP's sole but reasonable judgment, to allow Transferee to perform its obligations under this Agreement; (3) the number of Users being transferred in any one transfer and in the aggregate is no more than twenty percent (20%) of the number of Users licensed to Use the Software unless otherwise approved by SAP in writing, which approval shall not be unreasonably withheld; (4) the acquiring entity executes an SAP Software End-User License Agreement and applicable Appendix upon transfer of the Users; (5) the Transferee pays the difference between Licensee's discounted User fees and the standard discounted User fees per SAP's then current price list Transferee would have otherwise been entitled to based on the number of Users being transferred; (6) Licensee executes an Appendix to the Agreement reducing the number of Users licensed to Licensee and Affiliates by the number of Users transferred; (7) the Transferee shall begin paying Maintenance Service fees upon execution of SAP's Software End-User License Agreement at SAP's then current rates in effect, which in no case shall the Maintenance Fees be less than the Maintenance fee required to support one hundred fifty (150) Named Users. In no event shall a transfer reduce Licensee's payment obligation set forth in this Agreement with the exception of Maintenance Service fees which shall be proportionally reduced upon completion of the transfer. SAP acknowledges that Licensee is evaluating numerous restructuring alternatives which may require the transfer of Users in connection with the acquisition of a Business Unit.

11.    ESCROW OF SOURCE CODE.
       ---------------------
11.1. SAP warrants that the source code for those portions of the Software, not otherwise delivered as source code,, has been or shall be deposited in an escrow account maintained at DSI Technology Escrow Services, Inc. Burlington, MA (the "Escrow Agent"), pursuant to an agreement between the Escrow Agent and SAP, (the "Escrow Agreement").

11.2. SAP will from time to time deposit into the escrow account copies of source code for Releases and Versions of the Software.

11.3 SAP or SAP's trustee in bankruptcy shall authorize the Escrow Agent to make and release a copy of the applicable deposited materials to Licensee upon the occurrence of any of the following events:

       (a) The existence of any one or more of the following circumstances, uncorrected for more than thirty (30) days: entry of an order for relief under Title 11 of the United States Code; the making by SAP of a general assignment for the benefit of creditors; the appointment of a general receiver or trustee in bankruptcy of SAP's business or property; or action by SAP under any state insolvency or similar law for the purpose of its bankruptcy, reorganization, or liquidation; unless within the specified thirty (30) day period, SAP (including its receiver or trustee in bankruptcy) provides to Licensee adequate assurances, reasonably acceptable to Licensee, of its continuing ability and willingness to fulfill its maintenance obligations under this Agreement;

       (b) SAP has ceased its on-going business operations or that portion of its business operations relating to the sale, licensing and maintenance of the Software; or

       (c) Failure of SAP to carry out the material maintenance obligations imposed on it pursuant to this Agreement after reasonable opportunity has been provided to SAP and SAP AG to perform such obligations.

11.4. In no event shall Licensee have the right to access the applicable deposited materials if SAP AG agrees to assume SAP's maintenance obligations under this Agreement.

11.5 In the event of release under this Agreement, Licensee agrees that it will treat and preserve the deposited materials as a trade secret of SAP AG in accordance with the same precautions adopted by Licensee to safeguard its own trade secrets against unauthorized use and disclosure and in all cases at least with a reasonable degree of care. Release under this provision shall not extend Licensee any greater rights or lesser obligations than are otherwise provided or imposed under this Agreement. This provision shall survive any termination of this Agreement.

12.    GENERAL PROVISIONS.
       ------------------
12.1 RIGHTS TO INJUNCTIVE RELIEF. Both parties acknowledge that remedies at law may be inadequate to provide SAP or Licensee with full compensation in the event of Licensee's material breach of Sections 2, 6, 10 or 12.5, or SAP's material breach of Section 6 with respect to Licensee Proprietary Information, and that the non-breaching party shall therefore be entitled to seek injunctive relief in the event of any such material breach.

12.2 SEVERABILITY. It is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

12.3 NO WAIVER. If either party should waive any breach of any provision of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision hereof.

12.4 COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and which shall together constitute one Agreement.

12.5 EXPORT CONTROL NOTICE. Regardless of any disclosure made by Licensee to SAP of an ultimate destination of the Software, Documentation, Third-Party Database, and other provided SAP Proprietary Information Licensee acknowledges that the Software, Documentation, Proprietary Information, and the Third-Party Database are being released or transferred to Licensee in the United States and are therefore subject to the U.S. export control laws. Licensee acknowledges its exclusive obligation to ensure that its exports from the United States are in compliance with the U.S. export control laws. Licensee shall also be responsible for complying with all applicable governmental regulations of any foreign countries with respect to the use of the Proprietary Information by its Affiliates outside of the United States. Licensee agrees that it will not submit the Software to any government agency for licensing consideration or other regulatory approval without the prior written consent of SAP. Licensee shall defend, indemnify, and hold SAP and its licensors harmless from and against any and all claims, judgments, awards, and costs (including reasonable legal fees) arising out of Licensee's noncompliance with applicable U.S. or foreign law with respect to the use or transfer of the SAP Proprietary Information outside the United States by Licensee and its Affiliates.

12.6 CONFIDENTIAL TERMS AND CONDITIONS. Licensee shall not disclose the terms and conditions of this Agreement and the pricing contained therein to any third-party except to its authorized Affiliates as necessary for Licensee to exercise its license rights under Section 2, or except as required to be disclosed pursuant to: (i) a court order; (ii) the requirements of a governmental agency; or (iii) by operation of law, rule or regulation provided that SAP is consulted prior to such third-party disclosure. Notwithstanding the foregoing, Licensee may disclose the terms and conditions of this Agreement, exclusive of any Appendices hereto except Licensee may disclose the aggregate amount of total license fee, and maintenance fees though December 31 2002, in the Licensee's motion seeking authority to enter into this Agreement from the United States Bankruptcy Court for the District of Delaware; provided that such motion shall indicate that copies of the Appendices shall not be attached due to their sensitive and proprietary nature. Neither party shall use the name of the other party in publicity, advertising, or similar activity, without the prior written consent of the other, except that Licensee hereby consents to SAP's inclusion of Licensee's name in customer listings which may be published as part of SAP's marketing efforts.

12.7 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Sate of Delaware without reference to its conflicts of law principles. In the event of any conflicts between foreign law, rules, and regulations, and United States of America law, rules, and regulations, United States of America law, rules, and regulations shall prevail and govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this agreement.

12.8 NOTICES. All notices or reports which are required or may be given pursuant to this Agreement shall be in writing and shall be deemed duly given when delivered to the respective executive offices of SAP and Licensee at the addresses first set forth above.

12.9 FORCE MAJEURE. Any delay or nonperformance of any provision of this Agreement (other than for the payment of amounts due hereunder) caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement, and the time for performance of such provision, if any, shall be deemed to be extended for a period equal to the duration of the conditions preventing performance; provided that in order to be excused from delay or nonperformance the performing party shall take all commercially reasonable actions to remedy the cause of such condition.

12.10 ENTIRE AGREEMENT. This Agreement and each Appendix hereto constitute the complete and exclusive statement of the agreement between SAP and Licensee, and all previous representations, discussions, and writings are merged in, and superseded by, this Agreement. This Agreement may be modified only by a writing signed by both parties. This Agreement and each Appendix hereto shall prevail over any additional, conflicting, or inconsistent terms and conditions which may appear on any purchase order or other document furnished by Licensee to SAP.

12.11 For so long as Licensee is receiving Software Maintenance Services from SAP at SAP's terms then in effect and provided Licensee has not exceeded the Use restriction set forth in herein, if SAP reduces or eliminates the functionality contained in Software licensed by Licensee, as identified herein, in a future Release or Version of the Software and offers such functionality as a separate product, Licensee shall be entitled to license such functionality at no additional fee, excluding third-party software or additional Software fees, if any.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement to become effective as of the date first above written.

SAP America, Inc.                       Safety-Kleen Services, Inc.
(SAP)                                   (Licensee)

Signature:   /s/ Charles F. Tisa        Signature: /s/ Jim Lehman
          -------------------------               ---------------------------
Print Name:   Charles F. Tisa           Print Name:   Jim Lehman
           ------------------------                --------------------------
Title:   Vice President                 Title:    Director
      -----------------------------           -------------------------------
Date:     5/23/02                       Date:     5/17/02
     ------------------------------          --------------------------------
                                                   (mySAP.com License Agreement)

                                    Exhibit A
                                       to
                            SAP America, Inc. ("SAP")
    Software End-User License Agreement effective May 15, 2002 ("Agreement")
                                      with
                    SAFETY-KLEEN SERVICES, INC. ("Licensee")


                                 Affiliate List

Company                             State of Incorporation  Ownership Percentage
-------                             ----------------------  --------------------
USPCI of Mississippi, Inc.          Mississippi             50%

OSCO Treatment Systems of
Mississippi, Inc.                   Tennessee               50%

Curbside, Inc.                      California              49%

                                    Exhibit B
                                       to
                            SAP America, Inc. ("SAP")
    Software End-User License Agreement effective May 15, 2002 ("Agreement")
                                      with
                       SAFETY-KLEEN SERVICES ("Licensee")



                                    Argentina
                                     Austria
                                    Australia
                                     Belgium
                                     Brazil
                                     Canada
                                      China
                                 Czech Republic
                                     Denmark
                                     France
                                     Germany
                                    Hong Kong
                                     Hungary
                                      India
                                    Indonesia
                                     Ireland
                                      Italy
                                      Japan
                                    Malaysia
                                     Mexico
                                   Netherlands
                                   New Zealand
                                   Philippines
                                     Poland
                                     Russia
                                    Singapore
                                  South Africa
                                   South Korea
                                      Spain
                                     Sweden
                                   Switzerland
                                     Taiwan
                                    Thailand
                                 United Kingdom
                                  United States
                                    Venezuela

                                    Exhibit C
                                       to
                            SAP America, Inc. ("SAP")
    Software End-User License Agreement effective May 15, 2002 ("Agreement")
                                      with
                    SAFETY-KLEEN SERVICES, INC. ("Licensee")




               List of Prohibited Countries and Geographical Areas
               ---------------------------------------------------

                    Angola (areas controlled by UNITA rebels)
                     Bosnia (Bosnian-Serb controlled areas)
                                     Croatia
                                      Cuba
                                      Iran
                                      Iraq
                                      Libya
                                   Montenegro
                                   North Korea
                                      Syria
                                       and
any other country or geographical area prohibited under US export control law or regulations applicable to the Software or by the Third Party Database provider provided SAP first notifies Licensee in writing of any such Third Party Database provider restrictions.

This list of prohibited countries and geographical areas is subject to change, upon written notice to Licensee, in accordance with changes in US export control law or regulations.

Surcharge for Specific Installation Locations:
----------------------------------------------
A one hundred percent (100%) surcharge on the per User license fee is applicable to all Users accessing any version of the Software installed on a Designated Unit located in C.I.S. countries (former Soviet Union block countries), Bahrain, Egypt, Jordan, Qatar, Kuwait, Lebanon, Morocco, Mauritania, New-Palestine, Oman, Saudi Arabia, Sudan Tunisia, United Arab Emirates, and Yemen.

                                    EXHIBIT D
                                       to
                            SAP America, Inc. ("SAP")
    Software End-User License Agreement effective May 15, 2002 ("Agreement")
                                      with
                    SAFETY-KLEEN SERVICES, INC. ("Licensee")


                            CONFIDENTIALITY AGREEMENT
                            -------------------------

This Confidentiality Agreement (" Agreement") made this ____th day of ____, 200__ between SAP America, Inc. having its principal place of business at 3999 West Chester Pike, Newtown Square, Pennsylvania 19073 (hereinafter referred to ___ as ___ "SAP"), ____ ____________________, ____ having ___ its ____ principal
____ place ___ of ____ business ____ at ___________________________ (hereinafter referred to as "Vendor") and Safety-Kleen Services, Inc. having its principal place of business at 1301 Gervais Street, Columbia, South Carolina 29201, hereinafter referred to as ("Company").

All terms as set forth in the SAP America, Inc. Software End-User License Agreement ("License Agreement") and referred to herein, shall have the same meaning as set forth in the License Agreement unless otherwise modified herein.

WHEREAS,   SAP  is  in  the   business  of   providing   proprietary   software,
documentation, and related services to its Customers;

WHEREAS, Pursuant to the License Agreement dated May 15, 2002, between SAP and Company, SAP has licensed its Software, Documentation and other Proprietary Information to Company for Use in its business operations;

WHEREAS, Company has engaged Vendor to perform certain facilities, outsourcing, development, implementation and/or information systems management services as set forth in the __________________ Agreement between Vendor and Company dated ____________ ("Services") that will require Vendor to have access to the Software; and

WHEREAS, SAP and/or Company will disclose to Vendor the Software, whether in source or object code, including unique concepts or techniques embodied therein, Documentation, any Third-Party Database or Third-Party Software sublicensed from SAP, and any other Proprietary Information for the sole purpose of allowing Vendor to provide the Services to Company;

NOW THEREFORE, in consideration of disclosure to Vendor of such Proprietary Information, and intending to be legally bound, the parties agree as follows:

1.     Permissible Users.
       ------------------
       Vendor agrees that it will use the Proprietary Information solely for providing the Services to Company. Vendor will not use the Proprietary Information to process its own business information or to provide processing or facilities management or other services to any party other than Company.

2.     SAP Proprietary Information.
       ----------------------------
       (a) Vendor acknowledges SAP's assertion that ownership of and title in and to all intellectual property rights, including patent, trademark, service mark, copyright, and trade secret rights, in the Proprietary Information are and shall remain in SAP and SAP AG and their respective licensors. Vendor acquires only the right to use the Proprietary Information under the terms and conditions of this Agreement and does not acquire any ownership rights or title in or to the Proprietary Information and that of their respective licensors.

       (b) SAP agrees that no restrictions are made upon Vendor with respect to any Proprietary Information that: (a) is already rightfully possessed by Vendor without obligation of confidentiality; or (b) is developed independently by Vendor without breach of this Agreement; or (c) is rightfully received by Vendor from a third party without obligation of Confidentiality; or (d) is, or becomes, publicly available without breach of this Agreement.

       (c)     Vendor shall not remove any proprietary, copyright, trademark, or
service  mark  legend  from  the  Software,   Documentation  or  other  provided
Proprietary Information.

       (d) Vendor shall maintain a log of the number and location of all originals and copies of the Software. The inclusion of a copyright notice on any portion of the Software or Documentation shall not cause or be construed to cause it to be a published work.

3.     Protection of Proprietary Information.
       --------------------------------------
       (a) Vendor agrees that it will not disclose, provide, or make available any of the Proprietary Information in any form to any person, except to bona fide employees, officers, or directors whose access is necessary to enable Vendor to exercise its rights hereunder, without the SAP's prior written consent.

       (b) Vendor shall not copy, translate, disassemble, or decompile, nor create or attempt to create the source code from the object code of the Software licensed hereunder or use it to create a derivative work, unless authorized in writing by SAP.

       (c) Vendor acknowledges that any disclosure to third parties of Proprietary Information may cause immediate and irreparable harm to SAP, therefore, Vendor agrees to take the same protective precautions to protect the Proprietary Information from disclosure to third parties as it takes with its own proprietary and Proprietary information of a similar nature.

4.     Duties Upon Termination.
       ------------------------
       Upon any termination hereunder, Vendor shall immediately cease Use of the Proprietary Information and shall irretrievably delete the Software, Third-Party Database and Documentation from all Vendor computer hardware, including CPU, application servers, terminals, workstations, and data files. Within thirty days after any termination, Vendor shall deliver to SAP at Vendor's expense (adequately packaged and insured for safe delivery) or, at SAP's request, destroy all copies of the Proprietary Information in every form. Vendor further agrees to erase the Software and Documentation from any storage media. Vendor shall certify in writing to SAP that it has performed the foregoing.

5.     No Rights Transferred.
       ----------------------
       The furnishing of the Proprietary Information for the limited purposes set forth herein does not constitute the grant, option, license, sublicense, assignment, or other form of transfer to Vendor of any rights, title or interest in or to such Proprietary Information.

6.     Modifications and Extensions.
       -----------------------------
       Vendor, under the terms of this Agreement, expressly warrants and represents on its behalf, and on behalf of its agents and employees, that no Modifications or Extensions for the licensed Software will be performed without providing prior written notice to SAP. All Modifications and Extensions to the Software owned by SAP shall be considered part of the Software for purposes of this Agreement.

7.     Indemnification.
       ----------------
       (a) Vendor agrees to indemnify and defend SAP, its parent, affiliates, its and their officers, directors and employees, from and against any and all loss, claim or damage, including attorney's fees and costs, which SAP may suffer, that arise from or are in any way connected with Vendor's provision of the Services to Company or breach of Vendor's obligations hereunder.

       (b)     ANYTHING  TO  THE  CONTRARY  HEREIN  NOTWITHSTANDING,   UNDER  NO
CIRCUMSTANCES SHALL SAP BE LIABLE TO VENDOR, COMPANY OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOOD WILL OR BUSINESS PROFITS, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSS, OR EXEMPLARY OR PUNITIVE DAMAGES. THE FOREGOING LIMITATIONS OF LIABILITY DOES NOT APPLY TO PERSONAL INJURY OR DEATH CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SAP.

8.     Assignment.
       -----------
       Vendor may not, without SAP's prior written consent, assign, delegate, sublicense, pledge, or otherwise transfer this Agreement, or any of its rights or obligations under this Agreement. Any permitted assignment of this Agreement shall provide that the provisions of this Agreement shall continue in full force and effect and that Vendor shall guaranty the performance of its assignee and shall remain liable for all obligations hereunder.

9.     Miscellaneous.
       --------------
       (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors assigns.

       (b) The provisions of this Agreement, together with any agreements incorporated or referred to herein, shall (i) with regard to the subject matter hereof, supersede all prior agreements and negotiations, and (ii) be modified only by a written agreement.

       (c) In the event that any provision of this Agreement shall, for any reason, be determined to be invalid, illegal, or unenforceable in any respect, the parties hereto shall negotiate in good faith and agree to such amendments, modifications, or supplements of or to this Agreement or such other appropriate actions as shall, to the maximum extent practicable in light of such determination, implement and give effect to the intentions of the parties as reflected herein, and the other provisions of this Agreement shall, as so amended, modified, or supplemented, or otherwise affected by such action, remain in full force and effect.

       (d) This Agreement shall be governed by and construed under the law of Delaware without reference to its conflicts of law principles.

This Agreement shall be in effect beginning on the date first above written and shall continue in effect until otherwise agreed upon by the parties in writing.

IN WITNESS HEREOF, and intending to be legally bound, the parties have executed this Agreement on the date and year first written above.

SAP AMERICA, INC.                                                       (Vendor)
                                         -------------------------------
By:                                      By:
     -----------------------------            --------------------------
Title:                                   Title:
       ---------------------------              ------------------------
Date:                                    Date:
      ----------------------------              ------------------------

SAFETY-KLEEN SERVICES, INC. (Company)

By:
     -------------------------------
Title:
        ----------------------------
Date:
       -----------------------------

                                    EXHIBIT E
                                       to
                            SAP America, Inc. ("SAP")
    Software End-User License Agreement effective May 15, 2002 ("Agreement")
                                      with
                    SAFETY-KLEEN SERVICES, INC. ("Licensee")



                         AUTHORIZED AFFILIATE AGREEMENT



This Authorized Affiliate Agreement is made effective as of the _____ day of __________________, 200_ between SAP America, Inc., a Delaware Corporation, with offices at 3999 West Chester Pike, Newtown Square, Pennsylvania 19073 ("SAP") and _____________________________________, a ________________________________
corporation,                   with                  offices                  at
__________________________________________________________________("Affiliate").

1. Affiliate is entitled to have Named Users access the Software on the Designated Unit(s) identified in the SAP America, Inc./Safety-Kleen Services ____ Software End-User License Agreement ("Agreement"), subject to the restrictions on the aggregate number of Named Users specified therein.

2. Affiliate agrees to be bound by all of the terms and conditions of the Agreement and agrees that SAP may directly enforce all such terms and conditions against Affiliate as if Affiliate had executed such Agreement with SAP. Notwithstanding any other agreements to the contrary, Affiliate agrees that its right to Use SAP Software and receive Maintenance services shall be governed solely by this Agreement. In the event that the Agreement is terminated for any reason, or if Affiliate ceases to meet the definition of "Affiliate" therein, Affiliate agrees that all of its rights to access the Software will cease effective as of the termination date unless such Affiliate executes a standard SAP End-User Software License for the SAP licensed Software at SAP's then current license fees.

3. Software and the number of Named Users licensed under the Agreement by Licensee and allocated to Affiliate hereunder is as follows (to be completed in the event such authorized Affiliate has an installation of the Software):

        Type of            Number of                              Quantity
       Named User         Named Users         Software            Licensed
       ----------         -----------         --------            --------

        --------           --------           --------            --------
        --------           --------           --------            --------
        --------           --------           --------            --------
        --------           --------           --------            --------
        --------           --------           --------            --------
        --------           --------           --------            --------
        --------           --------           --------            --------
        --------           --------           --------            --------
        --------           --------           --------            --------

4. Affiliate represents and warrants that it has the legal capacity to execute this Authorized Affiliate Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have dully executed this Authorized Affiliate Agreement.

SAP America, Inc                          ------------------------------------
(SAP)                                     (Affiliate)

By:                                       By:
     -------------------------------           -------------------------------
Title:                                    Title:
       -----------------------------             -----------------------------
Date:                                     Date:
      ------------------------------            ------------------------------

                        MAINTENANCE SCHEDULE ("Schedule")
                                       to
                            SAP America, Inc. ("SAP")
    Software End-User License Agreement effective May 15, 2002 ("Agreement")
                                      with
                    SAFETY-KLEEN SERVICES, INC. ("Licensee")


This Schedule is hereby annexed to and made a part of the Agreement specified above. In each instance in which provisions of this Schedule contradict or are inconsistent with the provisions of the Agreement, the provisions of this Schedule shall prevail and govern, and the contradicted or inconsistent provisions of the Agreement shall be deemed amended accordingly.

1. Licensee may request and SAP shall provide, to such degree as SAP makes such services generally available in the Territory, maintenance service ("MAINTENANCE") from SAP with respect to the Software. Maintenance by SAP is limited to the Customer Competency Center(s) specified herein. Maintenance currently includes the delivery of Releases, Versions, Correction Levels and Software correction packages, support via telephone (24 hours, 7 days per week),, remote support/update, Early Watch Alert, and SAP's SAPNet - R/3 Frontend [services allowing Licensee to obtain up-to-date on-line information concerning known problems relating to the standard Release of the Software in effect which have been reported and solved by SAP AG or SAP and formerly known as On-line Software Services
       (OSS)]. Maintenance does not include the adaptation of any Modifications or Extensions developed by or for Licensee to new Releases or Versions. In order to receive Maintenance hereunder, Licensee must make all required remote support and update connections to each Designated Unit, at its expense, as requested by SAP. Maintenance will only be offered for the most recent Version of the Software and the two prior Versions, provided Licensee is using the latest Correction Level of such Version. Notwithstanding the foregoing, in the event SAP makes commercially available a new Release, SAP agrees to support as a part of Maintenance the prior Release of its Software for not less than twelve (12) months after the new Release is made commercially available

2. mySAP Services: Provided Licensee is paying standard Maintenance Fees, Licensee currently receives a choice of one of the following services per live installation per year:

         A. One (1) GoingLive Check for any new Software or other SAP application implementation;
         B. GoingLive Upgrade Check for an upgrade to a higher functional Release (e.g. from R/3 4.0 to 4.6); or
         C. Two (2) EarlyWatch sessions for the continual optimization of Licensee's already live system.

              To schedule GoingLive Check or Early Watch sessions Licensee must contact Americas Customer Support Services at 800-677-7271 or internationally at 610-355-6821 and choose option 6 to schedule these services. To assist Licensee in this, SAP has established the following scheduling pre-requisites:

         A. To receive the GoingLive Check or GoingLive Upgrade Check Licensee must inform SAP at least three (3) months prior to your go live or upgrade date.
         B.   To receive  the EarlyWatch service,  SAP requests a minimum of two
              (2) months advanced notification.

       Further information and detail about individual SAP services can be found on SAPNet site (http://www.sap.com/service/index.htm).

       LICENSEE ACKNOWLEDGES THAT ITS FAILURE TO UTILIZE THE MAINTENANCE SERVICES PROVIDED BY SAP SUCH AS GOINGLIVE/UPGRADE CHECK AND EARLYWATCH MAY PREVENT SAP FROM BEING ABLE TO IDENTIFY AND ASSIST IN THE CORRECTION OF POTENTIAL PROBLEMS WHICH, IN TURN, COULD RESULT IN UNSATISFACTORY SOFTWARE PERFORMANCE.

3. In order to receive Maintenance, Licensee agrees to promptly disclose to SAP and provide copies to SAP of any Modifications and to keep and maintain adequate and current records of all Modifications (which records shall be made reasonably available to SAP). Modifications and Extensions shall be protected as Proprietary Information as set forth in Section 6 of the Agreement.

4. Maintenance, from SAP, for the Software licensed hereunder is limited to the following site(s):

             3141 Data Drive, Rancho Cordova, California 95670 U.S.

             _______________________________________ Asia-Pacific

             _______________________________________ Europe

5. In order to receive Maintenance, Licensee agrees to establish and maintain Customer Competency Center(s) ("CCC") at the site(s) specified above within twelve (12) months of the Effective Date of this Schedule in accordance with the following. Each CCC must maintain an internal Help Desk to provide first level support to Licensee's Users relating to technology and application software questions or problems. Such internal Help Desk(s) must be staffed during Licensee's normal working hours, but no less than (8) eight hours a day, (5) five days a week. All Users may have access to SAPNet - R/3 Frontend however, only Licensee CCC employees are authorized to contact SAP after attempting to resolve the matter via Licensee's internal Help Desk. Each CCC shall coordinate Licensee's Modification and Extension notification and disclosure requirements and shall coordinate Licensee's development requests. Licensee's CCC is responsible for the administration and management of the requirements specified in the Agreement including, but not limited to, performing periodic self audits to ensure Licensee's compliance with the license grant, maintaining master and installation data and managing the receipt of new Releases, Version, and Correction Levels of the Software. In the event Licensee does not establish and maintain CCC(s) in accordance with the above, SAP reserves the right to reasonably increase Licensee's then current maintenance percentage factor then in effect. In the event Licensee experiences and reports an error or defect (or perceived error or defect) in the Software and reports such error or defect in the Software to SAP, while receiving Maintenance, SAP will determine if there is such an error or defect with the Software, and then SAP will respond in accordance with the Software Maintenance Response Schedule "1" attached hereto.

6. Maintenance Fees shall be paid annually in advance and shall be specified in Appendices to the Agreement. In addition, Licensee shall be invoiced an annual fee of USD 1,500 for up to three (3) SAPNet R/3 Frontend [formerly known as On-line Software Services (OSS)] connections.

       Maintenance Services offered by SAP may be changed annually by SAP at any time upon three (3) months prior written notice subject to limitations on increases agreed to between the parties. After Year 1, the Maintenance Fees and any limitations on increases are subject to Licensee's compliance with the CCC requirements specified above. Maintenance may be terminated by Licensee in writing at any time upon three (3) months' prior written notice to SAP. . SAP may terminate Maintenance service only if: (i) this Agreement is terminated; (ii) Maintenance Service is no longer available to similarly situated licensees in the Territory; (iii) Licensee has not migrated to a supported Release or Version of the Software as set forth in Section 1above; or (iv) Licensee has failed to pay Maintenance Service fees not disputed in good faith after thirty (30) days written notice of Licensees failure to pay Maintenance Fees by SAP. Licensee shall be entitled to a pro-rata refund of prepaid Maintenance Fees upon termination of Maintenance Service.

7. In the event Licensee elects not to commence Maintenance upon the first day of the month following initial Delivery of the Software, or Maintenance is otherwise declined for some period of time, and is subsequently requested or reinstated, SAP will invoice Licensee the accrued Maintenance Fees associated with such time period plus a reinstatement fee.

8. In the event Licensee licenses a Third Party Database, then SAP agrees to coordinate correction efforts with such Third Party Database vendor in the event a defect is caused by the Third-Party Database. Additionally, as updates or corrections are made available to SAP for such Third Party Database, and the Software is compatible with such updates or corrections, SAP will provide the updates and corrections to Licensee as made available through such Third Party Database vendor.

9. A further description of the Maintenance stated in items 1 and 2 in this Schedule which is subject to change is as follows:

The SAP EARLY WATCH SERVICE is a special service offered for proactive system diagnosis. The purpose of this service is to maintain system performance and availability at a high level. Teams of experts analyze licensee's production mySAP.com solutions, conducting a technical analysis of both the SAP Basis and mySAP.com components. This analysis includes the step-by-step optimization of central background processing and frequently used queries and record the results in a status report which makes recommendations for solution tuning.

SOFTWARE CORRECTION PACKAGES:

ON-LINE CORRECTION SUPPORT
SAP provides compressed bundles of corrections to problems in a licensee's mySAP.com Software in the form of support packs and legal change patches, which are made available to a licensee in the SAPNet-R/3 Frontend and through SAP's Solution Manager/Service Marketplace. A licensee will not need to enter these corrections manually but can download them from SAP's service systems (SAPNet - R/3 Frontend and/or Solution Manager/Service Marketplace) and import them into licensee's mySAP.com system via a user-friendly interface.

GOING LIVE
The Going Live Service Package prepares an R/3 system for the start of production. The Going Live Standard Service covers the following 3 sessions:

SESSION 1 - ANALYSIS
The first inspection, Analysis, checks the major system components of an R/3 installation with regards to system consistency and reliability. This check concentrates on the operating system parameters and the database configuration, the configuration of the Basis system, distribution of SAP processes among the individual servers, and the relationship between hardware and the quantity structure. This check should take place before the planned go live date.

SESSION 2 - OPTIMIZATION
The second inspection, Optimization, supports the customer in a near-production system environment. This application examination goes beyond merely analyzing the key transactions from a technical perspective, and searches for the transactions with high resource consumption. The results are used to decide whether adjustments are necessary to the system configuration or the database and system sizing. Ideally, this check is performed 2 weeks prior to the start of production.

SESSION 3 - VERIFICATION
The Going Live is completed by the final inspection, Verification, which examines the system components again and validates all recommended changes of the two prior sessions. This check is performed when the system is in productive operation. To ensure trouble free operation, it is completed two weeks after the start of productive activities.

                                  SCHEDULE "1"
                                  ------------

Software Maintenance Response Schedule:
---------------------------------------

Licensee will classify each error or defect in the Software or related Documentation and will report such error or defect to SAP for correction based on the following criteria:

Error Classification       Criteria
--------------------       --------
         1                 Very High Priority:  Production System Shutdown
                           System shutdown or severe restrictions in the production SAP system that prevent productive work.

         2                 High Priority:  Productive System
                           Severe loss of functionality, significant restrictions in a productive system.

         3                 Medium Priority:  Production or Test System
                           An individual function s not performing properly.

         4 Low Priority: Production or Test System Design or documentation problem.

SAP shall use commercially reasonable efforts to respond to error reports according to the following schedule:

Error Classification       1st Level        2nd Level           3rd Level
--------------------       ---------        ---------           ---------
         1                 1 hour           4 hours             next Version

         2                 48 hours         3 days              next Version

         3                 7 days           15 days        as appropriate

         4                 10 days          45 days        as appropriate

* Provided such error is reported by Licensee to SAP prior to SAP's close of development for such Version.

Level Identification

Level 1 - Acknowledgment of receipt of error report.

Level 2 - Commence patch, work around, temporary fix and documentation correction pages.

Level 3 - Official object code fix, update or major release and/or updated manuals.

Licensee must supply SAP with reproducible errors in order for this schedule to apply.

For non-reproducible errors, SAP will use reasonable efforts to correct the error, but shall not be bound by the above schedule.

                          APPENDIX 1 AND SCHEDULE 1 TO
                      APPENDIX 1 ARE CONFIDENTIAL AND WERE
                         INTENTIONALLY REDACTED FROM THE
                               LICENSING AGREEMENT